Exhibit 99.1

April 19, 2012	Media Contact:	Michael Hanretta
WILMINGTON, Del.		302-774-4005
michael.j.hanretta@usa.dupont.com
	Investor Contact:	302-774-4994

DuPont Delivers Record First Quarter Earnings of $1.61 Ex-items

Innovation and Productivity Drive Strong Performance

•                  First quarter 2012 earnings, before significant items, were $1.61 per share versus $1.52 per share in 2011.  Reported earnings per share were $1.57 versus $1.52 in 2011.

•                  Sales of $11.2 billion were up 12 percent versus the prior year.  This reflects 8 percent higher local prices, 1 percent currency headwind, 2 percent lower volume and 7 percent net benefit from portfolio changes. Sales in developing markets grew 15 percent.

•                  Segment pre-tax operating income, excluding significant items, increased $252 million, or 12 percent versus the prior year, principally due to Agriculture, Performance Chemicals and the benefit of prior-year acquisitions in Nutrition & Health and Industrial Biosciences.

•                  Agriculture delivered 16 percent higher sales and an 18 percent increase in pre-tax operating income, excluding significant items, versus last year’s first quarter. This reflects strong global business performance and an early start to the North American and European selling seasons.

•                  The company’s productivity initiatives continued on track with improvements of approximately $100 million each for fixed costs and working capital.

•                  DuPont reaffirmed its full-year earnings outlook range of $4.20 to $4.40 per share, which represents 7 to 12 percent growth versus 2011, excluding significant items.

“DuPont’s market-driven science and commitment to innovation and productivity are winning in key markets, despite economic headwinds early in the first quarter,” said DuPont Chair and CEO Ellen Kullman.  “Around the world, we are bringing our science closer to local markets by collaborating with customers and partners in our new DuPont Innovation Centers.  We are prioritizing our R&D portfolio to deliver food, energy and protection solutions for the world’s growing population.”

Global Consolidated Sales and Net Income

First quarter 2012 consolidated net sales of $11.2 billion were 12 percent higher than the prior year, including 7 percent attributable to portfolio changes.  Local prices were 8 percent higher with increases in all regions.  The 2 percent decline in total company volume principally reflects strong Agriculture segment volume gains in all regions offset by lower volume for most segments in Asia.  The table below shows regional sales and variances versus the first quarter 2011.

	Three Months Ended March 31, 2012		Percentage Change Due to:
(Dollars in billions)	$	% Change	Local Price	Currency Effect	Volume	Portfolio/ Other
U.S. & Canada	$4.8	13	9	—	—	4
EMEA*	3.2	14	8	(3)	(1)	10
Asia Pacific	2.0	—	4	1	(13)	8
Latin America	1.2	23	15	(3)	4	7

Total Consolidated Sales	$11.2	12	8	(1)	(2)	7

* Europe, Middle East & Africa

First quarter 2012 net income attributable to DuPont was $1,488 million versus $1,431 million in the first quarter 2011. Excluding significant items, net income attributable to DuPont was $1,520 million versus $1,431 million in the prior year.  The improvement principally reflects earnings growth in Agriculture and Performance Chemicals and income from a prior-year acquisition.  Higher selling prices more than offset increased spending for sales, marketing and research and development, and higher costs for raw materials, energy and freight.

Earnings Per Share

The table below shows year-over-year earnings per share (EPS) variances for the first quarter.

EPS ANALYSIS

EPS 1Q 2011	$1.52

Variances vs. 1Q 2011:

Local prices	.73
Variable cost*	(.28)
Volume	(.01)
Fixed cost*	(.20)
Currency	(.06)
Portfolio changes	.07
Exchange gains/losses	(.04)
Income tax	(.06)
Other	(.06)

EPS 1Q 2012 — Excluding significant items	$1.61
Significant item - (schedule B)	(.04)

EPS 1Q 2012	$1.57

*      Excludes volume and currency impacts

Business Segment Performance

The table below shows first quarter 2012 segment sales and related variances versus the prior year.

	Three Months Ended		Percentage Change
	March 31, 2012		Due to:
SEGMENT SALES* (Dollars in billions)	$	% Change	USD Price	Volume	Portfolio and Other
Agriculture	$4.1	16	8	8	—
Electronics & Communications	0.7	(17)	1	(18)	—
Industrial Biosciences	0.3	nm	nm	nm	nm
Nutrition & Health	0.8	149	—	(5)	154
Performance Chemicals	1.9	6	16	(10)	—
Performance Coatings	1.1	6	6	—	—
Performance Materials	1.6	(6)	6	(10)	(2)
Safety & Protection	0.9	(2)	3	(5)	—

* Segment sales include transfers

Segment pre-tax operating income (PTOI), excluding significant items, increased 12 percent to $2,377 million, largely driven by higher earnings in Agriculture, Performance Chemicals and acquisition-related improvements in Nutrition & Health and Industrial Biosciences, as shown in the table below.

SEGMENT PTOI excluding Significant Items*			Change versus 2011
(Dollars in millions)	1Q 2012	1Q 2011	$	%

Agriculture	$1,314	$1,111	$203	18%
Electronics & Communications	33	111	(78)	-70%
Industrial Biosciences	41	—	41	nm
Nutrition & Health	83	25	58	232%
Performance Chemicals	512	394	118	30%
Performance Coatings	87	65	22	34%
Performance Materials	240	288	(48)	-17%
Safety & Protection	100	145	(45)	-31%
Other	(60)	(64)	4	nm
	$2,350	$2,075	$275	13%
Pharmaceuticals	27	50	(23)	-46%
Total Segment PTOI	$2,377	$2,125	$252	12%

* See Schedules B and C for listing of significant items and their impact by segment.

The following is a summary of business results for each of the company’s reportable segments, comparing first quarter 2012 with first quarter 2011, for sales and PTOI, excluding significant items.  References to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture - Sales of $4.1 billion were up $576 million, or 16 percent, with 8 percent price and 8 percent volume gains.  Seed sales growth reflects strong global performance with robust North American corn sales, a strong, early start to the European season and commercial success in Brazil’s Safrinha season.  Crop Protection product sales growth was underpinned by particular strength in insect control product volumes and price gains across the portfolio.  PTOI of $1.3 billion improved 18 percent on higher volume and price, offset in part by input cost increases and unfavorable currency impact.

Electronics & Communications - Sales of $677 million were down 17 percent on 18 percent lower volume.  Sales reflect continued soft demand in photovoltaics, partially offset by increased demand for smart phones and tablets.  PTOI of $33 million declined from lower volume and plant utilization.

Industrial Biosciences - Sales of $288 million and PTOI of $41 million reflect the acquisition of Danisco’s enzyme business.  PTOI includes $5 million of amortization expense associated with the fair value step-up of acquired intangible assets.

Nutrition & Health - Sales of $808 million and PTOI of $83 million reflect the acquisition of Danisco’s specialty food ingredients business.  PTOI includes $21 million of amortization expense associated with the fair value step-up of acquired intangible assets.

Performance Chemicals - Sales of $1.9 billion were up 6 percent, with 16 percent higher selling prices and 10 percent lower volume. Higher selling prices more than offset higher raw material costs.  Lower volume reflects continued softness in titanium dioxide, particularly in Asia Pacific.  Global demand for titanium dioxide increased sequentially.  PTOI of $512 million increased $118 million on higher selling prices.

Performance Coatings - Sales of $1.1 billion were up 6 percent on higher selling prices.  Higher selling prices across all regions and market segments offset higher raw material costs.  Continued strong demand in OEM motor vehicle and industrial coatings, particularly in the North American heavy duty truck market, was offset by softening in refinish primarily in southern Europe.  PTOI of $87 million increased on higher selling prices, mix enrichment and continued productivity actions.

Performance Materials - Sales of $1.6 billion were down 6 percent, with 10 percent lower volume and a 2 percent reduction from a portfolio change partially offset by 6 percent higher selling prices.  Demand improved in the automotive market, particularly in North America, but was more than offset by continued softness in industrial and electronics markets.  Higher selling prices offset higher raw material costs.  PTOI of $240 million decreased due to lower volume.

Safety & Protection - Sales of $941 million were down 2 percent, with 5 percent lower volume, partially offset by 3 percent higher selling prices.  Volume was lower on continued softness in industrial markets.  Higher selling prices reflect value-based pricing.  PTOI of $100 million decreased on lower volume and higher spending for growth initiatives.

Additional information is available on the DuPont Investor Center website at www.dupont.com.

Outlook

DuPont reaffirms its full-year 2012 earnings outlook of $4.20 to $4.40 per share, an increase of 7 to 12 percent versus 2011, excluding significant items.

Use of Non-GAAP Measures

Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company.  Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in schedules C and D.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802.  The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment.  For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements:  This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “estimates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized.  Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control.  Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; inability to protect and enforce the company’s intellectual property rights; and integration of acquired businesses and completion of divestitures of underperforming or non-strategic assets or businesses.  The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

#   #   #

E. I. du Pont de Nemours and Company

Consolidated Income Statements

(Dollars in millions, except per share amounts)

SCHEDULE A

	Three Months Ended March 31,
	2012	2011
Net sales	$11,230	$10,034

Other income, net	26	25

Total	11,256	10,059

Cost of goods sold and other operating charges (a)	7,527	6,831
Selling, general and administrative expenses	1,169	1,027
Research and development expense	505	399
Interest expense	114	100

Total	9,315	8,357

Income before income taxes	1,941	1,702

Provision for (benefit from) income taxes (a)	441	258

Net income	1,500	1,444

Less: Net income attributable to noncontrolling interests	12	13

Net income attributable to DuPont	$1,488	$1,431

Basic earnings per share of common stock	$1.59	$1.54

Diluted earnings per share of common stock	$1.57	$1.52

Dividends per share of common stock	$0.41	$0.41

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	933,910,000	924,897,000
Diluted	944,238,000	940,909,000

(a) See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

SCHEDULE A (continued)

	March 31, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$3,410	$3,586
Marketable securities	191	433
Accounts and notes receivable, net	8,626	6,022
Inventories	6,616	7,195
Prepaid expenses	260	151
Deferred income taxes	706	671
Total current assets	19,809	18,058
Property, plant and equipment, net of accumulated depreciation (March 31, 2012 - $19,695; December 31, 2011 - $19,349)	13,395	13,412
Goodwill	5,443	5,413
Other intangible assets	5,410	5,413
Investment in affiliates	1,121	1,117
Deferred income taxes	4,052	4,067
Other assets	993	1,012

Total	$50,223	$48,492

Liabilities and Equity
Current liabilities
Accounts payable	$4,180	$4,816
Short-term borrowings and capital lease obligations	3,593	817
Income taxes	585	255
Other accrued liabilities	4,178	5,297
Total current liabilities	12,536	11,185

Long-term borrowings and capital lease obligations	11,232	11,736
Other liabilities	14,935	15,508
Deferred income taxes	1,093	1,001
Total liabilities	39,796	39,430

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; issued at March 31, 2012 - 1,023,888,000; December 31, 2011 - 1,013,164,000	307	304
Additional paid-in capital	10,086	10,107
Reinvested earnings	14,522	13,422
Accumulated other comprehensive loss	(8,465)	(8,750)
Common stock held in treasury, at cost (87,041,000 shares at March 31, 2012 and December 31, 2011)	(6,727)	(6,727)
Total DuPont stockholders’ equity	9,960	8,593
Noncontrolling interests	467	469
Total equity	10,427	9,062
Total	$50,223	$48,492

E. I. du Pont de Nemours and Company

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

SCHEDULE A (continued)

	Three Months Ended March 31,
	2012	2011

Cash provided by (used for) operating activities	$(1,877)	$(1,484)

Investing activities
Purchases of property, plant and equipment	(301)	(323)
Net (increase) decrease in short-term financial instruments	248	1,585
Forward exchange contract settlements	(87)	(210)
(Increase) decrease in restricted cash	—	(1,991)
Other investing activities - net	(16)	(26)
	(156)	(965)
Financing activities
Dividends paid to stockholders	(386)	(383)
Net increase (decrease) in borrowings	2,278	1,991
Prepayment for the repurchase of common stock (a)	(400)	—
Repurchase of common stock	—	(272)
Proceeds from exercise of stock options	389	605
Other financing activities - net	(36)	(12)
Cash provided by (used for) financing activities	1,845	1,929

Effect of exchange rate changes on cash	12	53

Increase (decrease) in cash and cash equivalents	(176)	(467)

Cash and cash equivalents at beginning of period	3,586	4,263

Cash and cash equivalents at end of period	$3,410	$3,796

(a)	In the first quarter 2012, the company initiated a $400 million share repurchase program, which will be completed no later than May 2012.

E. I. du Pont de Nemours and Company

Schedule of Significant Items

(Dollars in millions, except per share amounts)

SCHEDULE B

SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2012	2011	2012	2011	2012	2011
1st Quarter
Customer claims charge (a)	$(50)	$—	$(32)	$—	$(0.04)	$—
1st Quarter - Total	$(50)	$—	$(32)	$—	$(0.04)	$—

(a)

First quarter 2012 included a charge of $50 recorded in Cost of goods sold and other operating charges associated with the company’s process to fairly resolve claims related to the use of Imprelis® herbicide, bringing the total charges to $225 at March 31, 2012. The company will continue to evaluate reported claim damage as additional information becomes available. It is reasonably possible that additional charges could result from this evaluation. While there is a high degree of uncertainty, total charges could range as high as $575. The company intends to seek recovery from its insurance carriers for costs associated with this matter in excess of $100. This matter relates to the Agriculture segment.

See Schedule C for detail by segment.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C

	Three Months Ended March 31,
SEGMENT SALES (1)	2012	2011
Agriculture	$4,080	$3,504
Electronics & Communications	677	811
Industrial Biosciences	288	—
Nutrition & Health	808	324
Performance Chemicals	1,900	1,797
Performance Coatings	1,050	993
Performance Materials	1,600	1,707
Safety & Protection	941	965
Other	1	36
Total Segment sales	11,345	10,137

Elimination of transfers	(115)	(103)
Consolidated net sales	$11,230	$10,034

(1)             Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C (continued)

	Three Months Ended
	March 31,
PRE-TAX OPERATING INCOME/(LOSS) (PTOI)	2012	2011
Agriculture	$1,264	$1,111
Electronics & Communications	33	111
Industrial Biosciences	41	—
Nutrition & Health	83	25
Performance Chemicals	512	394
Performance Coatings	87	65
Performance Materials	240	288
Safety & Protection	100	145
Pharmaceuticals	27	50
Other	(60)	(64)
Total Segment PTOI	2,327	2,125

Net exchange gains (losses) (1)	(80)	(143)
Corporate expenses & net interest	(306)	(280)
Income before income taxes	$1,941	$1,702

Three Months Ended
March 31,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)	2012	2011
Agriculture	$(50)	$—
Electronics & Communications	—	—
Industrial Biosciences	—	—
Nutrition & Health	—	—
Performance Chemicals	—	—
Performance Coatings	—	—
Performance Materials	—	—
Safety & Protection	—	—
Pharmaceuticals	—	—
Other	—	—
Total significant items by segment	$(50)	$—

	Three Months Ended
	March 31,
PTOI EXCLUDING SIGNIFICANT ITEMS	2012	2011
Agriculture	$1,314	$1,111
Electronics & Communications	33	111
Industrial Biosciences	41	—
Nutrition & Health	83	25
Performance Chemicals	512	394
Performance Coatings	87	65
Performance Materials	240	288
Safety & Protection	100	145
Pharmaceuticals	27	50
Other	(60)	(64)
Total Segment PTOI excluding significant items	$2,377	$2,125

(1)     See Schedule D for additional information on exchange gains and losses.

(2)     See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Summary of Earnings Comparisons

	Three Months Ended March 31,
	2012	2011	% Change

Segment PTOI	$2,327	$2,125	10%
Significant items (benefit) charge included in PTOI (per Schedule C)	50	—
Segment PTOI excluding significant items	$2,377	$2,125	12%

Net income attributable to DuPont	$1,488	$1,431	4%
Significant items (benefit) charge included in net income attributable to DuPont (per Schedule B)	32	—
Net income attributable to DuPont excluding significant items	$1,520	$1,431	6%

EPS	$1.57	$1.52	3%
Significant items (benefit) charge included in EPS (per Schedule B)	0.04	—
EPS excluding significant items	$1.61	$1.52	6%

Average number of diluted shares outstanding	944,238,000	940,909,000	0.4%

Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended December 31,
	2012 Outlook	2011 Actual
Earning per share - excluding significant items	$4.20 - $4.40	$3.93
2Q 2012 Sale of an equity method investment - estimate	0.08 to 0.09	—
Danisco acquisition related costs	—	(0.22)
Customer claims charges	(0.04)	(0.12)
Charges related to a licensing agreement	—	(0.03)
Sale of a business	—	0.13
Restructuring charge/adjustments	—	(0.01)
Reported EPS	$4.24 to $4.45	$3.68

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended March 31,
	2012	2011

Income before income taxes	$1,941	$1,702
Less: Net income attributable to noncontrolling interests	12	13
Add: Interest expense	114	100
Adjusted EBIT	2,043	1,789
Add: Depreciation and amortization	455	361
Adjusted EBITDA	$2,498	$2,150

Calculation of Free Cash Flow

	Three Months Ended
	March 31,
	2012	2011
Cash provided by (used for) operating activities	$(1,877)	$(1,484)
Less: Purchases of property, plant and equipment	301	323
Free cash flow	$(2,178)	$(1,807)

Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended March 31,
	2012	2011

Total charges and expenses - consolidated income statements	$9,315	$8,357
Remove:
Interest expense	(114)	(100)
Variable costs (1)	(5,137)	(4,722)
Significant items - benefit (charge) (2)	(50)	—
Fixed costs	$4,014	$3,535

Consolidated net sales	$11,230	$10,034

Fixed costs as a percent of consolidated net sales	35.7%	35.2%

(1)     Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)     See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/(Losses)

The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pre-tax exchange gains and losses are recorded in Other income, net and the related tax impact is recorded in Provision for (benefit from) income taxes on the Consolidated Income Statements.

	Three Months Ended March 31,
	2012	2011
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$48	$230
Local tax benefits (expenses)	(8)	5
Net after-tax impact from subsidiary exchange gains (losses)	$40	$235

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$(128)	$(373)
Tax benefits (expenses)	44	130
Net after-tax impact from hedging program exchange gains (losses)	$(84)	$(243)

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$(80)	$(143)
Tax benefits (expenses)	36	135
Net after-tax exchange gains (losses)	$(44)	$(8)

As shown above, the “Total Exchange Gain (Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain (Loss)” and the “Hedging Program Gain (Loss).”

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above, and significant items.

	Three Months Ended March 31,
	2012	2011

Income before income taxes	$1,941	$1,702
Add: Significant items - (benefit) charge (1)	50	—
Less: Net exchange gains (losses)	(80)	(143)
Income before income taxes, significant items and exchange gains/losses	$2,071	$1,845

Provision for (benefit from) income taxes	$441	$258
Add: Tax benefits (expenses) on significant items	18	—
Tax benefits (expenses) on exchange gains/losses	36	135
Provision for income taxes, excluding taxes on significant items and exchange gains/losses	$495	$393

Effective income tax rate	22.7%	15.2%
Significant items effect	0.3%	0.0%
Tax rate before significant items	23.0%	15.2%
Exchange gains (losses) effect	0.9%	6.1%
Base income tax rate	23.9%	21.3%

(1)     See Schedule B for detail of significant items.